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                                                                    EXHIBIT 10.1

                 GENERAL CO-OPERATION AND DEVELOPMENT AGREEMENT

                                     between

                            ERICSSON RADIO SYSTEMS AB

                                       and

                                     OZ.COM



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TABLE OF CONTENTS


1       BACKGROUND..............................................................  3
2       DEFINITIONS.............................................................  3
3       COOPERATION OBJECTIVES..................................................  4
4       OWNERSHIP, LICENSES AND MARKET RIGHTS..................................   4
5       MARKETING AND BRANDING..................................................  7
6       DEVELOPMENT AND TEST OF A SOLUTION......................................  7
7       DEVELOPMENT CONDITIONS..................................................  7
8       INFRINGEMENTS..........................................................  13
9       DAMAGE TO PERSON OR PROPERTY...........................................  13
10      DUTY OF NOTIFICATION...................................................  13
11      TERMINATION............................................................  14
12      INSURANCE..............................................................  15
13      ASSIGNMENT.............................................................  15
14      ACCESS TO INFORMATION..................................................  16
15      USE AND CONFIDENTIALITY................................................  16
16      TRAINING, INSTALLATION, MAINTENANCE AND SUPPORT........................  17
17      ANNOUNCEMENTS..........................................................  17
18      TERM...................................................................  17
19      GENERAL PROVISIONS.....................................................  18



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                This General Co-operation and Development Agreement is made between

                Ericsson Radio Systems AB ("Ericsson"), registration number 556251-3258, a limited liability company duly incorporated under the laws of Sweden and having its principal place of business at Torshamnsgatan 23, SE-164 80 Stockholm, Sweden,

                And

                OZ.COM ("OZ"), U.S. tax identification number 95-4560875, a corporation duly incorporated under the laws of California and having its principal place of business at Snorrabraut 54, IS-105 Reykjavik, Iceland.

                Ericsson and OZ are hereinafter also referred to as individually the "Party" or collectively the "Parties".


        1       BACKGROUND

        1.1 On February 4, 1999 OZ and Ericsson Telecom AB concluded a General Co-operation and Development Agreement ("Old GCDA") and at the same date the sama parties concluded a Specific Co-operation and Development Agreement ("SPCDA ONE"). Both the Old GCDA and SPCDA ONE referred to above were amended through Amendment Number 1 on October 2, 1999.

        1.2 On [insert date] the rights and obligations set out in SPCDA ONE where transferred from Ericsson Telecom AB to Ericsson Radio Systems AB.

        1.3 The objective of this Agreement is to replace the Old GCDA, but not to change the rights and obligations for either Party as set out in SPCDA ONE.

        1.4 The Parties have agreed to create a long-term strategic partnership and to co-operate in the area of Internet based technologies, applications and services including but not limited to development, testing, integration, marketing, sales, distribution, support and maintenance of solutions based on relevant technologies and services such as publishing or knowledge transfer from each Party. The Old GCDA set forth the general terms and conditions for such co-operation. The Parties intend to further strengthen their relationship by this Agreement. Ericsson support OZ in its activities of continuing expanding its business and securing other customers.


        2       DEFINITIONS

        2.1 "Agreement" shall mean this General Co-operation and Development Agreement.

        2.2 "Development Work" means any development undertaking or any other project executed by OZ for Ericsson under any Specific Co-operation and Development Agreement.



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        2.3     "LINK" means a client-server application as set out in Appendix
                1.

        2.4 "OZ Application Technology" means such OZ and third-party proprietary technology as is further defined in Appendix 1.

        2.5     "Purchase Order" means a written request for Development Work.

        2.6 "Solution(s)" means the products and/or services that result from a Development Work.

        2.7 iPulse means the computer software, both in client and server version, set out in Appendix 1.


        3       COOPERATION OBJECTIVES

        3.1 This General Co-operation and Development Agreement sets forth the general terms and conditions that will be applicable to the future co-operation between the Parties in the area of Internet based technologies and applications, unless otherwise agreed in writing.

        3.2 When the Parties agree to co-operate in the design, programming, development, production, marketing, sales and distribution of specific products and/or services under the general terms of this Agreement, the specific terms and conditions therefor shall be set out in a Specific Co-operation and Development Agreement.

        3.3 A Specific Co-operation and Development Agreement and a Purchase Order may include, but not be limited to, the following specific terms and conditions:

                a) Detailed description of the targeted Solution and objectives
                b)      Each Party's contribution and responsibility
                c)      Project team members and contact persons
                d)      Time table
                e)      Technical specification and documentation
                f)      Business model
                g)      Fees and other compensation
                h)      Distribution of costs, expenses and revenues
                i)      Support and services
                j)      Marketing and advertising
                k)      Warranties
                l)      Term
                m)      Any other relevant provision

        3.4 In case of any discrepancy between this Agreement and a Specific Co-operation and Development Agreement the terms of the latter shall prevail.


        4       OWNERSHIP, LICENSES AND MARKET RIGHTS



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                Ownership to Background IPA

        4.1 Each Party will remain the owner of any know-how, patent, copyright, design rights, right to circuit patterns in semiconductor products, technical document and any other industrial and intellectual property rights owned by that Party prior to the signing of this Agreement, unless otherwise agreed.

                License of OZ Application Technology

        4.2 OZ will under Specific Co-operation and Development Agreements perform Development Work for the purpose of creating Solutions. The Solutions will or may include the OZ Application Technology, which shall be provided to Ericsson in object code form unless otherwise agreed. OZ hereby grants to Ericsson a fully paid-up, perpetual, non-exclusive, world-wide license to

                a) use, modify (or have modified) and make extracts from the OZ Application Technology for the purpose of use, maintenance, sale and other distribution of the Solutions;

                b) incorporate of merge the OZ Application Technology or modifications thereof or extracts therefrom into any equipment or other software for the purpose set out in
                        a) above;

                c) sublicense the OZ Application Technology as part of Solutions to customers;

                d) make as many copies of the OZ Application Technology as are required for exercise of the licenses granted in this Subarticle 4.2; and

                e) sublicense the above in c) and d) stated rights to Ericsson market channels (whether in the form of agents, distributor or similar entity) designated by Ericsson to be a market channel for Solutions.

        4.3     Right of First Refusal

                During the term of this Agreement or as long as Ericsson owns shares of OZ's preferred and/or common stock representing five percent (5%) or more in the aggregate of the issued and outstanding shares of OZ, whichever is longer or until OZ completes an IPO, OZ shall give written notice to Ericsson of all the relevant terms and conditions of any proposal to enter into any transaction involving a sale or license (exclusive or non-exclusive) of any OZ Application Technology in the areas of LINK and Communities with any prime competitor of Ericsson. If OZ gives such a notice to Ericsson, then for thirty (30) days following receipt of the notice, Ericsson shall have the option to enter into the proposed transaction on the terms and conditions set forth in the notice. In the event Ericsson elects to enter into the proposed transaction, Ericsson shall give written notice to OZ of its decision. In the event Ericsson does not elect to enter into the proposed transaction or fails to give notice of its decision within the specified period,



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                OZ may enter into the proposed transaction in accordance with the terms and conditions set forth in the notice. This process shall be repeated if OZ proposes to enter into the proposed transaction on terms more favourable to the third party than those first offered to Ericsson hereunder, except that the subsequent option period(s) shall then be only fifteen (15) days.

                License to LINK

        4.4 Subject to payment by Ericsson to OZ of the license fee set out below an exclusive, non-restricted, perpetual, non-revocable, world-wide license to test, use, modify, make extract from, sub-license and otherwise distribute, in whatever form or media, LINK (as defined in Appendix 1), shall be granted to Ericsson as from the execution of this GCDA.

                (a)     USD 1.000.000 already paid
                (b) USD 500.000 when Ericsson has received binding orders equivalent to 100.000 end-user licensees of iPulse


        4.5 OZ may also, on a case-by-case basis and on terms to be agreed upon in separate License Agreement(s), grant to Ericsson the rights set out in 4.2 above regarding the OZ Application Technology for the purpose of developing (or having developed) Ericsson branded applications and products that are not competing with current or planned OZ products.

        4.6 All rights granted to Ericsson above in Subarticles 4.2 and 4.4 are also granted any other Ericsson company (whether wholly or majority owned or controlled by Ericsson or the parent company of Ericsson, Telefonaktiebolaget LM Ericsson).


        4.7     Ownership of results from Development Work

                Subject to its obligation to make the payments set forth in Subarticle 7.16, as soon as they appear, Ericsson shall be entitled to the full right of ownership (and right to use) all the results of the Development Work, and eventually the Solutions, whatever form they have. The ownership of results include the right to industrial and intellectual property rights including any patent rights, copyrights, rights to photographs, design rights, rights to circuit patterns in semiconductor products, technical documentation and any other industrial and intellectual property rights included therein that have been produced by OZ (or its subcontractors) for Ericsson, or have been acquired on Ericsson's behalf in connection with the Development Work.

        4.8 Assistance in Registration of Industrial and Intellectual Property Rights

                OZ undertakes to assist in preparing and signing such documents as may be necessary to enable Ericsson's parent company, Telefonaktiebolaget LM Ericsson, to be registered as holder of patents or other industrial and intellectual property rights. Reasonable compensation shall be paid for such assistance.



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                As regards inventions and innovations that have come into
                existence as part of the Development Work, OZ undertakes to enter into such agreements with its employees - or other personnel that OZ has hired for the Development Work - as are necessary to allow patents or other industrial and intellectual property rights to be assigned to Ericsson or to Telefonaktiebolaget LM Ericsson without other compensation that stipulated and agreed in relation to the Development Work except for the bonus to the inventing employee according to Ericsson or OZ patent reward program - whichever is more favourable to the employee.

        4.9     Modification and Assignment

                Ericsson may not modify photographs or artistic works in such way as to infringe the literary or artistic integrity of the artist or photographer.

                OZ undertakes to ensure that the artist or photographer waives all rights to be mentioned as creator or photographer or be mentioned as source, and OZ furthermore undertakes to have entered into such agreements with its employees, or other personnel that OZ has hired for the Development Work - as are necessary to allow Ericsson to acquire the rights that are mentioned in this Subarticle.



        5       MARKETING AND BRANDING

        5.1 Unless otherwise agreed in writing, sales of Solutions will only be made through Ericsson sales channels.

        5.2 Both the Ericsson and OZ brand identifications shall be included in Solutions and marketing material where both Parties' technologies are significantly included.


        6       DEVELOPMENT AND TEST OF A SOLUTION

        6.1 The Parties shall to the extent agreed in the Specific Co-operation and Development Agreement actively work to design, develop, improve and test a Solution including the integration aspects thereof.

        6.2 Each Party shall as soon as reasonably possible inform the other Party if any of its present products or services are changed in such a way that it may affect a Solution.


        7       DEVELOPMENT CONDITIONS

                The conditions specified below shall apply to any Development Work executed by OZ for Ericsson, unless otherwise agreed in writing in a Specific Co-operation and Development Agreement

        7.1     Documentation



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                Ericsson shall, to the extent agreed upon, provide OZ with the necessary documentation, e.g. specifications. If it is agreed that Ericsson shall provide any special resources, such as tools, documents or other assistance, for the Development Work, this shall be specified in the Specific Co-operation and Development Agreement, including when such special resource is to be provided by Ericsson.

                Any special resource provided by Ericsson shall, however, be returned on completion of the Development Work, or when the Development Work has been terminated or cancelled.

        7.2     Implementation plan

                An implementation plan shall be set up and specified in the Specific Co-operation and Development Agreement. Any alteration to such implementation plan shall be confirmed in writing by the Parties.

        7.3     Contact persons

                Each Party shall appoint contact persons with responsibility for technical and commercial matters.


        7.4     Personnel

                If OZ's personnel perform any work on Ericsson's premises, such personnel shall comply with the instructions to be observed by Ericsson's personnel, namely instructions issued by Ericsson.

                Ericsson shall contribute with personnel for the Development Work as specified in the Specific Co-operation and Development Agreement, including details of how such personnel are to be used.

        7.5     Subcontractors

                If OZ hires subcontractors for the Development Work or part thereof, each such subcontractor shall agree to be bound by the relevant terms of this Agreement and OZ shall assume the same responsibility for the work, acts or omissions of a subcontractor as for its own.

        7.6     Documentation Standards

                All documentation produced for Ericsson with regard to the Development Work, e.g., descriptions, drawings, models, tables, photographs, videos, discs or other media, shall be prepared and marked in accordance with Ericsson's written standards in place and delivered to OZ prior to the execution of the Specific Co-operation and Development Agreement to which such standards are to be applied. If OZ has not been notified thereof, it may apply its own standards in conformity with accepted technical practice.

        7.7     Amendments and additions to the Development Work



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                Amendments or additions to the Development Work must be in writing and duly executed by the Parties to be valid and may result in increases in the costs of Development Work, as the Parties may agree. OZ undertakes to propose such alterations in the Development Work that it considers will improve the result with respect to technical feature, costs or otherwise.

        7.8     Computer security

                If the Development Work is in any way connected with Ericsson's information and data processing systems or if such systems are used for the Development Work, OZ shall undertake to comply with Ericsson's written security regulations, which shall be delivered to OZ prior to execution of any Specific Co-operation and Development Agreement under the terms of which Development Work is anticipated to be connected with Ericsson's information and date processing systems. OZ shall furthermore ensure that its personnel and subcontractors comply with the said regulations. Ericsson, its personnel and subcontractors shall likewise undertake to comply with OZ's written security regulations if the Development Work is in any way connected with OZ's information and data processing systems.

        7.9     Quality assurance system

                OZ undertakes to commit reasonable commercial efforts to establish and maintain a quality assurance system conforming with the requirements set out in ISO (International Organisation for Standardisation) 9000 and any other applicable quality assurance system within Ericsson for the relevant Development Work, if not otherwise agreed to in a Specific Co-operation and development Agreement.

        7.10    Deliveries

                Development Work shall be performed in accordance with the timetable specified in the Specific Co-operation and Development Agreement. In the case the Development Work is subdivided in specific phases according to an implementation plan, OZ shall obtain permission to continue its work before starting on a new phase. The Parties will endeavour to implement processes that will permit OZ to maintain project momentum and to efficiently utilise its development staff without undue delays pending permission to continue its work.

        7.11    Development Work reports

                When the Development Work has been completed, of if approval is to be given after a specific phase in accordance with an implementation plan, a report of the final result of the interim result of each phase in question shall be submitted to Ericsson for approval.

        7.12    Approval

        7.12.1  Approval procedure



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                Ericsson shall as soon as possible, but not later than fifteen
                (15) working days following receipt of the report on the final or interim result, as set forth in Subarticle 8.11, approve or reject the result in writing, in which case Ericsson shall notify OZ of any deviations from the specifications given in the Specific Co-operation and Development Agreement which have caused rejection.

                If Ericsson has not rejected the result in a written notice to OZ within fifteen (15) working days following receipt of the relevant report in accordance with Subarticle 8.11, the result shall be considered as approved.

                At Ericsson's request OZ shall assist with demonstration of the result on-site, or at Ericsson's expense (including travel expenses), at a location other than the development location.

        7.12.2  Deviations from specifications

                In the event there are deviations from specifications in accordance with Subarticle 8.12.1 above, the responsible Party shall be obliged to undertake the necessary corrective measures immediately and at its own risk and expense. In case the deviation has caused rejection of reported final or interim results, OZ shall without undue delay submit a report on the final or interim result to Ericsson for anew evaluation and possible approval in accordance with Subarticle 8.12.1. Minor deviations from the specification may not be a cause for rejection of the result.

        7.13    Delays in delivery

                Ericsson shall, in the event of a delay in delivery under Ericsson's control promptly and as soon as the delay is identified, notify OZ thereof and provide OZ with a revised timetable including a list of any and all actions to remedy the delay. When a delay in delivery has been caused by Ericsson, Ericsson shall pay to OZ all actual project-related damages caused by the delay up to a maximum amount of two (2) month's cost of the relevant Development Work. OZ shall use its best efforts to mitigate the project-related damages caused by the delay.

                OZ shall, in the event of a delay in delivery under OZ's control, promptly and as soon as the delay is identified, notify Ericsson thereof and provide Ericsson with a revised timetable including a list of any and all actions to remedy the delay. When a delay in delivery has been caused entirely by OZ and has continued for eight (8) weeks, Ericsson shall be entitled, regardless of the time-limit referred to in Article 8.23, to cancel the Development Work, wholly or in part, in which case the Development Work report and related documents shall be handed over in accordance with Article 8.23 above.

        7.14    Guarantees

                OZ guarantees that its contribution to the Development Work will be executed with a high degree of care and in a professional manner. To the extent defects or shortcomings are the result of OZ's conduct, OZ under-



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                takes, at its own expense and without delay, to rectify any defects or shortcomings in the results of the Development Work in relation to the agreed specifications and defects or shortcomings in documents produced upon such Development Work. OZ's liability in this respect shall, however, only extend to defects of which notification is given within twelve (12) months from first customer commercial installation.

        7.15    Remuneration

        7.15.1 Revenues and costs from the sales and licensing of Solutions incorporating OZ Application Technology will be shared as defined in each Specific Co-operation and Development Agreement.

        7.15.2 Instead of or in addition to the revenue sharing set out in Subarticle 8.15.1 above, Development Work may be paid for based on fixed prices or on a current account. The Specific Co-operation and Development Agreement shall specify whether the Development Work is to be executed at a fixed price or on a current account.

        7.15.3 If the Development Work is delayed due to non-provision of a resource which Ericsson is under a contractual obligation provide, and if this is not rectified following a written demand to that effect by OZ, OZ shall be entitled to compensation for extra expenses. OZ shall, however, take the necessary steps to keep such expenses to a minimum.

        7.15.4 If Ericsson is obliged by law or regulation or by order from relevant authority to pay taxes, social security and/or other expense in relation to an agreed or executed payment, such payments shall be reduced by the amount of expense which Ericsson is obliged to pay in relation thereto. OZ shall be obliged to repay the amount of executed payments corresponding to such reductions immediately on demand.

        7.15.5  Fixed prices

                Payment to OZ at a fixed price shall represent the total price, including any fees, travelling expenses, allowances, disbursements etc, and the fixed price shall be specified in the Purchase Order.

        7.15.6  Current accounts

                When payments to OZ shall be made on a current account, the price and costs for fees, travelling expenses, allowances and disbursements shall be specified and agreed in advance.

                Any Development Work payable on a current account shall be limited by Ericsson in the Specific Co-operation and Development Agreement to maximum amount ("Maximum Amount"), which must not be exceeded without Ericsson's prior written permission. The Maximum Amount shall include all payments to OZ in accordance with Subarticle 8.15.7 through 8.15.9 below except addition overtime requested by Ericsson and unexpected travel expenses.



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                OZ shall be able to confirm the reported hours of its work by means of time records and unexpected travel expenses in an adequate manner.

        7.15.7  Fees

                Fees shall be specified as fixed daily or hourly fees.

                OZ's fees shall include salaries and salary-related costs, taxes, overtime, allowances and travelling expenses to the place where the Development Work is mainly to be executed. However, where an agreement has been concluded to that effect, overtime compensation shall be payable for overtime work explicitly requested by Ericsson.

        7.15.8  Travelling Expenses and Allowances

                For travelling to places other than the place where the Development Work is mainly to be executed, travelling expenses and allowances shall, if approved in writing by Ericsson, be payable in accordance with the travelling compensation regulations of Ericsson. Ericsson shall provide OZ with such regulations at the commencement of the Development Work and they shall be subject to change during the balance of the term of this Agreement. Such changes will effective upon receipt by OZ of notice thereof. Compensation for travelling time shall, however, not be payable.

        7.15.9  Compensation for other expenses

                OZ shall receive compensation for verified disbursements agreed to in advance.

        7.16    Invoicing and payment

        7.16.1  Fixed price invoices

                Development Work at a fixed price shall be invoiced as agreed in a payment plan. If no such payment plan has been agreed upon, an invoice may be forwarded earliest on submission for approval of the report on the final or interim result.

                Invoices shall contain the following particulars:

                -       reference to a Specific Co-operation and Development
                        Agreement;
                -       OZ's name/company and address;
                -       Specification of the work performed;
                - Time consumed (hours/days) and hourly or daily fee in respect of each of OZ's personnel taking part n Development Work.

        7.16.2  Payments



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                Payment shall be made not later than sixty (60) days after receipt of each invoice. Invoicing shall be made according to the Specific Co-operation and Development Agreement.


        8       INFRINGEMENTS

        8.1 OZ represents and warrants that it has all rights and licenses necessary to grant the rights and licenses set out herein and in any Specific Co-operation and Development Agreement and that the use of the results developed, procured or supplied in the Development Work for Ericsson shall not constitute an infringement of any patents or another industrial and intellectual property rights belonging to OZ or any third party.

        8.2 OZ shall indemnify and hold Ericsson harmless with respect to all liabilities or losses, including, without limitation, reasonable attorneys' fees arising out of any proved claim, lawsuit or judgement from third parties in respect of any breach of the representation and warranty in Subarticle 9.1.

        8.3 Ericsson shall indemnify, defend and hold OZ harmless with respect to all liabilities or losses, including, without limitation, reasonable attorneys' fees arising out of any proved claim, lawsuit or judgement from third parties based on a claim that the specifications provided by Ericsson (as opposed to the manner of implementation) of any product developed under this Agreement or any Specific Co-operation and Development Agreement infringes the patents or any other industrial or intellectual property right belonging to any third party.

        8.4 Each Party shall notify the other Party without delay if such a claim is made and, provided that the other Party agrees to reimburse the notifying Party for any reasonable costs and expenses arising as a direct result thereof, fully co-operate in the defence of such claim. All settlements between the defending Party and third parties concerning such claims shall be approved by the other Party where such approval may not be reasonably withheld.


        9       DAMAGE TO PERSON OR PROPERTY

                Each Party will be liable for any damage to person or property caused to the other by wilfulness or gross negligence during the Development Work.

                If damage for which compensation is payable has occurred, the damaged Party shall take steps to limit the damage, provided always that such steps do not involve unreasonable expense or are unreasonably burdensome.


        10      DUTY OF NOTIFICATION

                OZ shall notify Ericsson without delay and in writing if any of the following events is likely to occur, or has already occurred:



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                -       material changes in the conditions of ownership with
                        respect to OZ or that part of OZ's business which is engaged in the Development Work;
                - OZ's bankruptcy, suspension of payments, composition proceedings or liquidation;
                -       Infringements of a third party's rights; or
                -       Defects or shortcomings in a specification.

                This duty of notification does not entail any discharge from liability from any other effects herein described.


        11      TERMINATION

        11.1 Ericsson shall be entitled to terminate this Agreement and/or any Specific Co-operation and Development Agreement forthwith if:

                a) if any agreement is concluded under which OZ's business, or part thereof, is transferred to a company that is in competition with Ericsson where OZ loses its ability to control or fulfil its obligations under this Agreement and or any Specific Co-operation and Development Agreement. The parties acknowledge and agree that a provider of hosting services comparable to the mPresence service is not considered a competitor of Ericsson for the purpose of this subsection;

                b) timely completion of the Development Work is essentially prevented due to a circumstance referred to in Subarticle 21.2 (Force Majeure) for a period exceeding three (3)months; or

                c) OZ becomes insolvent or a petition under any laws of or relating to bankruptcy, insolvency, reorganisation or relief of debtors will be filed by OZ or if OZ executed an assignment for the benefit of creditors, or if a receive, custodian, liquidator or trustee is appointed for OZ, or if OZ seeks or requests any such appointment, or if OZ takes any corporate action to authorise any of the foregoing actions, or if any case, proceeding or other action against OZ is commenced and not dismissed within ninety (90) days seeking to have an order entered against it as a debtor under any law of or relating to bankruptcy, insolvency, reorganisation or relief of debtors or seeking appointment of a receiver, trustee, custodian or similar official for it or for any substantial part of its property.

                If Ericsson terminates a Specific Co-operation and Development Agreement for the reasons stipulated in Subarticle 12.1 c) above, OZ shall still be entitled to receive royalties and/or profit sharing payments in proportion to the value added by OZ to the Development Work prior to termination. The Parties agree that such value added shall be calculated as follows: (A) one-third of the agreed upon royalty or profit sharing percentage, plus (B) (x) two-thirds of the agreed upon royalty or profit sharing percentage times



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                (y) a fraction, the numerator of which is the aggregate amount of payments made or due up to and including the date of termination and the denominator of which is the Maximum Amount in the case of a current account Development Work or the agreed fixed price.

        11.2 OZ shall be entitled to terminate a Specific Co-operation and Development Agreement forthwith if Ericsson develops a product directly competing with the Solution defined under the said agreement.

                If OZ terminates a Specific Co-operation and Development Agreement for this reason or Ericsson terminates a Specific Co-operation and Development Agreement for any reason than stated in 12.1 and 12.3, OZ shall, at its option, (i) be entitled to payment of all amounts due up to and including the date of termination, provided Ericsson receives all results of the Development Work or (ii) retain all rights in the industrial and intellectual property rights n connection with the Development Work under such agreement.

        11.3 Either Party shall be entitled to cancel any agreement concluded hereunder, wholly or in part, if the other Party commits a material breach of such agreement and neglect to remedy the same within thirty (30) days of receipt of a written demand to that effect (including a description of the alleged breach of agreement).

        11.4 If OZ terminates any agreement concluded hereunder for the reason stated in Subarticle 12.3, OZ shall, at its option, (i) be entitled to payment of all amounts due up to and including the date of termination, provided that Ericsson receives all results of the Development Work or (ii) retain all rights n the industrial and intellectual property rights in connection with the Development Work under such agreement.

        11.5 If Ericsson terminates any agreement concluded hereunder for the reason stated in Subarticle 12.3, payment shall be made of all amounts due up to and including the date of termination and OZ shall be obliged, immediately and without further compensation, to report on the Development Work to which the cancellation relates and to deliver to Ericsson all the documents prepared in connection with the Development Work.


        12      INSURANCE

                OZ shall maintain sufficient insurance for any liability arising out of the Development Work and out of acts or omissions for which OZ is responsible hereunder. The minimum amount for such insurance shall be ten million (10.000.000) SEK.

                OZ shall upon request by Ericsson be able to present a certificate of insurance.


        13      ASSIGNMENT

                Neither Party shall be entitled without the written consent of the other Party to assign its rights or obligations under this Agreement, which consent shall not be unreasonably withheld. Ericsson shall, however, be entitled to assign its rights to another company within the Ericsson group of companies; and OZ may assign its rights hereunder to any company with which it merges, acquires or is acquired by, so long as such party is not a primary competitor of Ericsson, i.e., Nokia or Motorola or similar companies.


        14      ACCESS TO INFORMATION

                During the term of this Agreement, each Party will upon request furnish the other Party with such information and material as is reasonably necessary for the purpose of evaluating whether to enter into or review a project or contract.

                All such information and material received by a Party from the other will be subject to the provisions concerning use and confidentiality as set forth in Article 16 below, and will be promptly returned if the parties do not enter into the contemplated agreement.


        15      USE AND CONFIDENTIALITY

        15.1 All information and material disclosed by one Party to the other during the term of this Agreement, including the terms and conditions of this Agreement and all further discussions between the Parties with respect hereto (hereinafter the "Confidential Information"), shall be used solely for the purposes of this Agreement and will be treated on a confidential basis, subject to appropriate disclosure as may be required by applicable law or judicial process.

        15.2 Confidential Information received by a Party shall not be disclosed directly or indirectly to any other person, corporation or entity for any purpose whatsoever, nor shall it be used or copied except for the purposes of this Agreement. Confidential Information may, however, be disclosed to such employees, subcontractors and professional advisors of the receiving Party who reasonably require the information for a purpose permitted herein and who have a secrecy obligation to the receiving Party not less strict than set out in this Article 16.

        15.3 The obligations under Subarticles 16.1 and 16.2 shall not apply to such information that the receiving party can prove, with substantial evidence:

                (a) is now or which (through no act of failure on the part of the receiving Party) becomes generally available to the public;

                (b) is supplied by a third party who the receiving Party in good faith believes is free to make such disclosure without restriction;

                (c) is disclosed by the disclosing Party to third parties generally without restriction on disclosure: or

                (d) is independently developed by the receiving Party without use of any confidential information from the other Party.

        15.4 The obligations of this Article 16 shall survive the expiration or termination of this Agreement for a period of five (5) years.


        16      TRAINING, INSTALLATION, MAINTENANCE AND SUPPORT

                Ericsson will use its existing support channels and maintenance procedures for first and second line support and maintenance. OZ will establish its own third line support complying with written Ericsson support and maintenance standards and processes.

                OZ shall provide Ericsson with training as specified in each SCDA.


        17      ANNOUNCEMENTS

                All announcements to news media or third parties pertaining to this Agreement or any Specific Co-operation and Development Agreement will be subject to review and approval of Ericsson before any public disclosure. If either Party believes on advice of counsel that the making of a statement, public announcement or disclosure in Securities and Exchange Commission filings is necessary to comply with the requirements of any law, governmental order or regulation, it shall give the other Party prior notice of such advice and its intention to make such statement, public announcement or disclosure, and a text of such statement or announcement. Notwithstanding any other provision of this Agreement, if either party determines that any agreement between the Parties is sufficiently material to such party as to require inclusion as an exhibit to Securities and Exchange Commission filings, such Party (a) shall notify the other Party of such determination, (b) shall consult with the other Party as to those terms and provisions deemed to be particularly confidential or sensitive, (c) shall use all reasonable efforts to obtain confidential treatment of these confidential or sensitive terms and provisions and (d) may include such agreement or agreements as an exhibit to such filings, redacting such portions thereof as to which confidential treatment is obtained.


        18      TERM

        18.1 This Agreement shall be effective from the date of its execution until December 31, 2003. Unless terminated by either Party's written notice, the term of the Agreement shall be extended one
                (1) year at the time. Notwithstanding the aforementioned, the terms and condition of this Agreement shall remain in force as long as a Specific Co-operation and Development Agreement is in force between the Parties.

        18.2 In the event of termination, the Parties shall co-operate in an orderly fashion with a view toward protecting any proprietary or confidential information they may have exchanged as well as to dissolve any projects that may have to be discontinued due to termination of this Agreement.


        19      GENERAL PROVISIONS

        19.1    Relationship between Parties

        19.2 The relationship of the Parties is that of independent contractors. Neither Party may act as an agent for or make a commitment on behalf of the other.

        19.3    Force Majeure

                If fulfilment of either of the Parties' obligations under this Agreement or any Specific Co-operation and Development Agreement is prevented by unforeseen circumstances beyond their control, such as fire, explosion, acts of God, war, embargo, intervention of any governmental authority, major industrial disputes, mobilisation, requisitions, currency restrictions, rebellions or riots, shortage of motor fuel, general shortage of means of transport commodities and energy, or defects and delays in deliveries from a supplier due to any of the aforementioned circumstances, this shall constitute a ground for discharge from liability for delays in approval or delivery and for relevant liquidated damages and other damages, provided that the Party suffering the delay immediately notifies the other Party of such delay.

        19.4    Expenses

                Each Party agrees to execute, deliver and/or file any and all further instruments that the other Party may reasonably deem necessary to carry out the purposes of this Agreement.

        19.5    Notices

                All notices between the Parties shall be in writing and given by mail, telefax, e-mail or express courier service to the recipient Party's address set forth below, until a Party provides written notice of a change of such address. Notices shall be deemed received in the ordinary course of the method of transmittal.

                Ericsson                               OZ

                Name:                                  Name:  Gunnar Thoroddsen

                Title:                                 Title:  General Counsel

                Address:                               Address:  Snorrabraut 54
                                                       IS-105 Reykjavik, Iceland

                Fax:                                   Fax:  +354 535 0080

                E-mail:         E-mail: gunnarth@oz.com

        19.6    Governing Law

                This Agreement shall be governed by and interpreted under the substantive laws of Sweden, excluding its rules on conflicts of law.

        19.7    Arbitration

                Any dispute arising under this Agreement, which the Parties cannot resolve through the efforts of their good officers working together, shall be finally settled by arbitration by a panel of three (3) arbitrators in accordance with the Rules of Arbitration of the Stockholm Chamber of Commerce then in effect. The place of arbitration shall be Stockholm but the Parties agree to request the arbitrators to consider alternating hearings between Stockholm, Sweden and Reykjavik, Iceland. The language of the proceedings shall be English.

                Any court of authority of competent jurisdiction may enforce the resulting award.

        19.8    Mutual Efforts

                The Agreement has been prepared and drafted through the mutual efforts of the Parties.

        19.9    Amendments

                This Agreement may be modified or amended only by a written instrument duly signed by the Parties.

        19.10   Entire Agreement

                This Agreement, together with any applicable Specific Co-operation and Development Agreement, is the complete and exclusive agreement of the Parties regarding its subject matter, and shall supersede any previous communications, representations, negotiations, or agreements between the Parties, whether oral or written.

        19.11   Severability

                If any provision of this Agreement is held illegal or unenforceable by any court of competent jurisdiction, such provision shall be deemed separable from the remaining provisions of this Agreement and shall not affect of impair the validity of enforceability of the remaining provisions of this Agreement.

        19.12   Language

                All correspondence under this Agreement shall be given or made in the English language unless the Parties agree otherwise.

        19.13   Non-Waiver

                A waiver by either Party of any breach of any provision of this Agreement by the other Party shall not be construed as a continuing waiver of other breaches of the same or other provisions hereof by such other Party.

        19.14   Warranties

                OZ warrants that it has sufficient right and interest to grant the rights and licenses granted in this Agreement and in any Specific Co-operation and Development Agreement.

        19.15   General Limitation of Liability

                Notwithstanding anything contained in this Agreement to the contrary, neither Party shall be liable to the other on account of a breach of any provision of this Agreement for any loss of revenue, profits of business opportunity or similar consequential or indirect damages.

        19.16   Headings

                The headings of the Articles are for convenience only and shall not affect their interpretation.



        The Parties have caused this Agreement to be executed in two (2) identical originals as of the date written below


        ERICSSON RADIO SYSTEMS AB             OZ.COM




        By: /s/ Lars Boman                    By: /s/ Skuli Mogensen
            -----------------------------         -----------------------------
            Date and place                        Date and place
            2000/11/01 Stockholm                  2000/11/01 Stockholm